Exhibit 11

                   THE SOLOMON-PAGE GROUP LTD. AND SUBSIDIARY


             SCHEDULE OF COMPUTATION OF NET INCOME PER COMMON SHARE

                               SEPTEMBER 30, 1997


PRIMARY:
  Net Income                                                        $1,282,365
  Assumed Interest of 5.1% on Government Securities Interest,
   Net of Tax Effect                                                   542,700
  Interest Expense Reduction, Net of Tax Effect                         18,326
                                                                    ----------

  NET INCOME USED FOR PRIMARY PER SHARE AMOUNTS                     $1,843,391
                                                                    ==========

  Average Shares Outstanding                                         5,131,751
  Add - Common Equivalent Shares, Determined Using the "Modified Treasury
  Stock Method" Issuable upon Exercise                               3,959,893
                                                                    ----------

  WEIGHTED AVERAGE NUMBER OF SHARES USED IN CALCULATION OF PRIMARY
   INCOME PER SHARE                                                  9,091,644
                                                                    ==========

  PRIMARY NET INCOME PER COMMON SHARE                               $      .20
                                                                    ==========

FULLY DILUTED:
  Net Income                                                        $1,282,365
  Assumed Interest of 5.1% on Government Securities Interest,
   Net of Tax Effect                                                   504,187
  Interest Expense Reduction, Net of Tax Effect                         18,326
                                                                    ----------

  NET INCOME USED FOR FULLY DILUTED PER SHARE AMOUNTS               $1,804,878
                                                                    ==========

  Average Shares Outstanding                                         5,131,751
  Add - Common Equivalent Shares, Determined Using the "Modified Treasury
   Stock Method" Issuable upon Exercise                              3,959,893
                                                                    ----------

  WEIGHTED AVERAGE NUMBER OF SHARES USED IN CALCULATION OF FULLY DILUTED
   INCOME PER SHARE                                                  9,091,644
                                                                    ==========

  FULLY DILUTED NET INCOME PER COMMON SHARE                         $      .20
                                                                    ==========